Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350

In connection with the filing by Seven Hills Realty Trust (the “Company”) of the Quarterly Report on Form 10-Q for the period ended June 30, 2024 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Adam D. Portnoy	/s/ Thomas J. Lorenzini
Adam D. Portnoy Managing Trustee	Thomas J. Lorenzini President and Chief Investment Officer

/s/ Matthew P. Jordan	/s/ Fernando Diaz
Matthew P. Jordan Managing Trustee	Fernando Diaz Chief Financial Officer and Treasurer

Date:    July 29, 2024